Exhibit 99.1

SolarWinds Authorizes $200 Million Share Repurchase Program
AUSTIN, Texas - July 27, 2015 - SolarWinds (NYSE: SWI), a leading provider of powerful and affordable IT management software, today announced that its Board of Directors has authorized a share repurchase program for up to $200 million of the company's common stock.

Share Repurchase

“Today’s share repurchase announcement highlights the confidence we feel in the size of our market opportunity and our ability to capitalize on it through our strategic vision and disruptive business model,” said Kevin Thompson, SolarWinds’ President and Chief Executive Officer. “We believe that our strong cash position and free cash generation will enable us to seamlessly execute this repurchase while continuing to aggressively invest in our business in an effort to drive long-term profitable growth and shareholder value,” added Thompson.

Repurchases under the program may be made on the open market from time to time at management’s discretion in accordance with applicable federal securities laws. The company expects the share repurchase will occur over the next 12 months although the exact timing of repurchases and number of shares of common stock to be purchased will depend upon market conditions and other factors. The company expects to fund the program using a combination of the company’s cash on hand, cash generated from operations and borrowings under the company’s revolving credit facility. The program may be extended, suspended or discontinued at any time without prior notice.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding SolarWinds’ confidence in its market opportunity and its ability to capitalize on that market opportunity through its strategic vision and disruptive business model, SolarWinds’ ability to seamlessly execute the repurchase while continuing to aggressively invest in its business in effort to drive long-term profitable growth and shareholder value, SolarWinds’ possible or assumed results of operations, and expectations regarding the manner, timing and funding of the share repurchase program. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “believe,” “feel,” “continue,” “expect,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the inability to generate significant volumes of sales leads from Internet search engines, marketing campaigns and traffic to our websites; (b) the inability to expand our sales operations effectively; (c) the inability to increase sales to existing customers and to attract new customers; (d) SolarWinds’ ability to successfully identify, complete, and integrate acquisitions; (e) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (f) the timing and success of new product introductions and product upgrades by SolarWinds or its competitors; (g) the presence or absence of occasional large customer orders, including in particular those placed by the U.S. federal government; (h) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (i) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (j) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2014 filed on February 23, 2015. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.
About SolarWinds
SolarWinds (NYSE: SWI) provides powerful and affordable IT management software to customers worldwide from Fortune 500® enterprises to small businesses. In all of our market areas, our approach is consistent. We focus exclusively on IT Pros and strive to eliminate the complexity that they have been forced to accept from traditional enterprise software vendors. SolarWinds delivers on this commitment with unexpected simplicity through products that are easy to find, buy, use and maintain while providing the power to address any IT management problem on any scale. Our solutions are rooted in our deep connection to our user base, which interacts in our thwack® online community to solve problems, share technology and best practices, and directly participate in our product development process. Learn more today at http://www.solarwinds.com.
SolarWinds, SolarWinds & Design and thwack are registered trademarks of SolarWinds or its affiliates. All other SolarWinds marks are the exclusive property of SolarWinds, may be pending registration with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other company and product names mentioned are used only for identification purposes and may be trademarks or registered trademarks of their respective companies.
© 2015 SolarWinds Worldwide, LLC. All rights reserved.
CONTACTS:

Investors:	Media:
Dave Hafner Phone: 512.682.9867 ir@solarwinds.com	Courtney Cantwell Phone: 512.682.9692 pr@solarwinds.com